UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2026

RXO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41514	88-2183384
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11215 North Community House Road Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

(980) 308-6058
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 4, 2026, RXO, Inc., a Delaware corporation (“RXO”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with C.H. Robinson Worldwide, Inc., a Delaware corporation (“C.H. Robinson”), Rover Merger Sub Inc., a Delaware corporation and a direct wholly owned subsidiary of C.H. Robinson (“Merger Sub 1”) and Viking Logistics LLC, a Delaware limited liability company and a direct or indirect wholly owned subsidiary of C.H. Robinson (“NewCo”). Upon the terms and subject to the conditions set forth in the Merger Agreement, at the closing, (i) Merger Sub 1 will merge with and into RXO (the “First Merger”), with RXO continuing as the surviving corporation in the First Merger (the “RXO Surviving Company”) and becoming a wholly owned subsidiary of C.H. Robinson, and (ii) following the First Merger, the RXO Surviving Company will merge with and into Viking Logistics LLC (the “Second Merger”, and together with the First Merger, the “Transaction”), with Viking Logistics LLC continuing as the surviving company in the Second Merger (the “NewCo Surviving Company”) and becoming a wholly owned subsidiary of C.H. Robinson. The First Merger and the Second Merger, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger Agreement is intended to constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

The board of directors of RXO (the “RXO Board”) has unanimously (i) determined that the terms of the Merger Agreement and the Transaction are fair to, and in the best interests of, RXO and its stockholders, (ii) determined that it is in the best interests of RXO and its stockholders, and declared it advisable to enter into the Merger Agreement, (iii) approved the execution, delivery and performance by RXO of the Merger Agreement and the consummation of the Transaction and (iv) resolved to recommend that RXO’s stockholders vote to adopt the Merger Agreement (the “Company Board Recommendation”). The Transaction is expected to close in the first half of 2027. In addition, the board of directors of C.H. Robinson has unanimously approved and declared advisable the Merger Agreement and the Transaction.

Merger Consideration

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the First Merger (the “Initial Effective Time”), each share of common stock, par value $0.01 per share, of RXO (“RXO Common Stock”) issued and outstanding immediately prior to the Initial Effective Time (other than shares held as treasury stock by RXO immediately prior to the Initial Effective Time and certain other excluded shares) will be converted into the right to receive, at the election of the holder and subject to proration as described below, one of the following: (i) a combination of $17.25 in cash and 0.0856 of a validly issued, fully paid and non-assessable share of common stock, par value $0.10 per share, of C.H. Robinson (the “C.H. Robinson Common Stock”) (the “Standard Consideration”), (ii) $30.25 in cash, without interest (the “Cash Consideration”) or (iii) 0.1992 of a share of C.H. Robinson Common Stock (the “Stock Consideration” and, together with the Standard Consideration and the Cash Consideration, the “Merger Consideration”), in each case without interest and subject to applicable tax withholding. Shares for which no election is made will receive the Standard Consideration, and elections to receive the Cash Consideration or the Stock Consideration are subject to proration so that the aggregate cash paid and shares of C.H. Robinson Common Stock issued in the First Merger are the same as if all shares had received the Standard Consideration. Cash will be paid in lieu of any fractional shares of C.H. Robinson Common Stock otherwise issuable in the First Merger.

At the effective time of the Second Merger (the “Closing Effective Time”), each share of capital stock of the RXO Surviving Company issued and outstanding immediately prior to the Closing Effective Time will be converted into one limited liability company interest of NewCo Surviving Company, and each limited liability company interest of NewCo outstanding immediately prior to the Closing Effective Time will automatically be cancelled.

Following the closing of the Transaction, C.H. Robinson Common Stock will continue to be listed on the NASDAQ Global Select Market (“NASDAQ”) and RXO Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Treatment of Equity Awards

At the Closing Effective Time, each outstanding RXO time-based restricted stock unit award and performance based restricted stock unit award, whether vested or unvested, will be automatically cancelled and converted into the right to receive, within five business days thereafter, the Standard Consideration for each underlying share of RXO Common Stock, without interest and subject to applicable tax withholdings. Holders of such awards will not be entitled to elect or receive Cash Consideration or Stock Consideration, and the shares underlying such awards will be excluded from the calculations of the maximum Cash Consideration and Stock Consideration elections. For purposes of the foregoing, the number of shares subject to each performance-based award will be calculated assuming achievement of the applicable performance metrics (a) for the portion of such award relating to performance for each of fiscal years 2024 and 2025, at the actual level of performance, as determined by RXO, (b) for the portion relating to performance for fiscal year 2026, at the maximum level of performance and (c) for the portion relating to performance for each of fiscal years 2027 and 2028, at 200% of target, unless otherwise specified in the Merger Agreement. Any applicable tax withholding will reduce the cash and stock portions of the Standard Consideration otherwise payable in respect of such awards on a pro rata basis, based on the relative value of each portion. Notwithstanding the foregoing, any RXO equity awards granted after the date of the Merger Agreement will automatically be converted into C.H. Robinson restricted stock unit awards on the terms set forth in the Merger Agreement.

Treatment of Warrants

Each pre-funded warrant to purchase shares of RXO Common Stock that is outstanding immediately prior to the Initial Effective Time will automatically, in accordance with its terms, be assumed by C.H. Robinson and, as of the Closing Effective Time, shall be exercisable for the Standard Consideration in respect of each share of RXO Common Stock issuable upon exercise in full of such pre-funded warrant immediately prior to the Initial Effective Time (without regard to any limitations on exercise contained therein), without interest and subject to applicable tax withholding. C.H. Robinson will assume the obligation to deliver such consideration and all other obligations under the pre-funded warrants.

Conditions to the Transaction

The completion of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including: (i) the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of RXO Common Stock, (ii) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and clearance under the antitrust laws of certain other jurisdictions specified in the Merger Agreement, (iii) the absence of laws or orders prohibiting the consummation of the Transaction or imposing regulatory restrictions beyond those the parties are required to accept under the Merger Agreement, (iv) the approval for listing on NASDAQ of the C.H. Robinson Common Stock to be issued in the First Merger, subject to official notice of issuance, and (v) the effectiveness of the registration statement on Form S-4 to be filed by C.H. Robinson with the U.S. Securities and Exchange Commission (the “SEC”). The obligation of each party to consummate the Transaction is also subject to other customary closing conditions, including, among others, the absence of a material adverse effect with respect to the other party, the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement and compliance in all material respects with the other party’s obligations under the Merger Agreement. RXO’s obligation to consummate the Transaction is further subject to its receipt of an opinion of counsel to the effect that the First Merger and the Second Merger, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Representations, Warranties and Covenants

RXO and C.H. Robinson have made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to (a) the conduct of each of RXO’s and C.H. Robinson’s respective businesses between the date of the signing of the Merger Agreement and the consummation of the Transaction, (b) the efforts of the parties to cause the Transaction to be completed, (c) RXO’s obligations to convene and hold a meeting of its stockholders to obtain the required stockholder approval and (d) obligations to cooperate with each other to prepare and file a registration statement on Form S-4 and proxy statement/prospectus with the SEC.

Solicitation of Proposals

From the date of the Merger Agreement, RXO is subject to restrictions on soliciting competing acquisition proposals, providing nonpublic information or engaging in discussions or negotiations concerning such proposals and entering into an alternative acquisition agreement. These restrictions are subject to specified exceptions that, before RXO stockholder approval, permit RXO to respond to certain unsolicited proposals and its board of directors to change its recommendation after making the required fiduciary determinations, subject to the terms of the Merger Agreement, including compliance with C.H. Robinson’s notice and matching rights.

Termination

The Merger Agreement contains certain customary termination rights for each of C.H. Robinson and RXO, including the right of either party to terminate the Merger Agreement if the Transaction has not been consummated on or before July 4, 2027, subject to two extensions of three months each (at either party’s election) if on such date all of the closing conditions except those relating to regulatory approvals have been satisfied or waived (as it may be so extended, the “Outside Date”). Upon termination of the Merger Agreement under certain specified circumstances, RXO will be required to pay C.H. Robinson a termination fee of $175 million (the “Termination Fee”). The Termination Fee is payable, among other circumstances, if (i) C.H. Robinson terminates the Merger Agreement following a change of the RXO Board Recommendation or a material and willful breach by RXO of its non-solicitation obligations; (ii) RXO terminates the Merger Agreement in order to enter into a definitive agreement providing for a Superior Proposal (as defined in the Merger Agreement); or (iii) an acquisition proposal with respect to RXO has been publicly disclosed or made and not withdrawn, the Merger Agreement is thereafter terminated in specified circumstances (including a failure to obtain the approval of the RXO stockholders or a termination at the Outside Date), and within 12 months following such termination RXO enters into a definitive agreement providing for, or consummates, certain alternative acquisition transactions. In no event will RXO be required to pay the Termination Fee on more than one occasion.

Voting and Support Agreement

In connection with the execution of the Merger Agreement, on October 4, 2026, C.H. Robinson and a certain stockholder of RXO (the “RXO Significant Stockholder”) entered into a voting and support agreement (the “Support Agreement”), pursuant to which the RXO Significant Stockholder has agreed, among other things, to vote all of its shares of RXO Common Stock (which represents approximately 17.04% of the outstanding shares of RXO Common Stock) in favor of the Transaction and adoption of the Merger Agreement, and, subject to certain exceptions, not to transfer its shares of RXO Common Stock. Except for certain obligations set forth therein, the Support Agreement will terminate upon the earliest of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Closing Effective Time, (iii) the effectiveness of any amendment or modification to the Merger Agreement, or any waiver of RXO’s rights thereunder, that is effected on or after the date of the Support Agreement and without the RXO Significant Stockholder’s prior written consent and that (a) reduces the amount of, or changes the form of, the Merger Consideration payable with respect to the RXO Significant Stockholder’s shares or (b) otherwise affects the material terms of the warrants of the RXO Significant Stockholder in a manner that is materially adverse to the RXO Significant Stockholder, (iv) the approval of the RXO stockholders, and (v) the mutual written consent of the parties to the Support Agreement. If the RXO Board changes the Company Board Recommendation with respect to the Merger Agreement, the RXO Significant Stockholder will be released from its obligations to vote in favor of the Transaction and certain related matters and against specified alternative transactions and other actions, and may vote the applicable shares on those matters in its sole discretion.

The foregoing description of the Merger Agreement and the Support Agreement and the transactions contemplated by the Merger Agreement does not purport to be a complete description thereof and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about C.H. Robinson, RXO, Rover Merger Sub Inc., or Viking Logistics LLC or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of C.H. Robinson, RXO or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in C.H. Robinson’s or RXO’s public disclosures.

Debt Financing

The Merger Agreement requires C.H. Robinson, Rover Merger Sub Inc. and Viking Logistics LLC to use reasonable best efforts to arrange and obtain the financing contemplated by the Debt Commitment Letter (as defined below) on or prior to the Closing (as defined in the Merger Agreement) and, subject to certain limitations, to obtain alternative financing if all or any portion of such financing becomes unavailable. The Merger Agreement also restricts certain amendments to, or the termination of, the Debt Commitment Letter without RXO’s consent, subject to certain exceptions, including for replacement by permanent financing incurred in lieu thereof. The Merger Agreement also requires RXO to provide customary cooperation in connection with C.H. Robinson’s financing, to cooperate with the termination and repayment of its existing credit facility at the closing and, at C.H. Robinson’s request, to take certain actions with respect to its outstanding senior notes, including the delivery of conditional notices of redemption and supplemental indentures and cooperation with any debt offers or consent solicitations C.H. Robinson elects to conduct. The consummation of the Transaction is not conditioned on C.H. Robinson’s ability to obtain financing.

In connection with its entry into the Merger Agreement, on October 4, 2026, C.H. Robinson entered into a commitment letter and a related fee letter (collectively, the “Debt Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (together with any other financial institution that becomes a commitment party as set forth in the Debt Commitment Letter, the “Commitment Parties”), pursuant to which, and subject to the terms and conditions set forth therein, the Commitment Parties have committed to provide C.H. Robinson with a 364-day senior unsecured bridge term loan facility in the aggregate principal amount of up to $4.5 billion (the “Bridge Facility”) to finance a portion of the cash consideration payable in the Transaction, to refinance RXO’s existing credit facility and to pay related fees and expenses, and to backstop certain amendments to C.H. Robinson’s existing revolving credit facility and note purchase agreement. The commitments under the Bridge Facility will be reduced by, among other things, the net proceeds of certain debt securities issuances and term loan borrowings by C.H. Robinson and the effectiveness of such amendments. The funding of the Bridge Facility is subject to customary conditions for facilities of this type, including the consummation of the Transaction substantially concurrently with the initial funding in accordance with the Merger Agreement. C.H. Robinson intends to fund the cash consideration payable in the Transaction and related fees and expenses through one or more capital markets transactions and [new term loan borrowings], together with cash on hand, subject to market conditions and other factors, and, only to the extent necessary, borrowings under the Bridge Facility. C.H. Robinson notes that Morgan Stanley is both C.H. Robinson’s financial advisor in connection with the Transaction and one of the Commitment Parties.

Item 8.01	Other Events.

On October 5, 2026, RXO and C.H. Robinson jointly issued a press release in connection with the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Statements that are not historical facts, including statements about beliefs, expectations, targets or goals, the expected timing of the closing of the proposed transaction, the anticipated benefits of the proposed transaction, including synergies, and expected future financial position, total addressable market and results of operations, are forward-looking statements. These statements are based on plans, estimates, expectations and/or goals at the time the statements are made, and readers should not place undue reliance on them. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. C.H. Robinson’s and RXO’s results may differ materially from the experience and results anticipated in such statements. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the conditions to the closing of the proposed transaction are not satisfied, including the risk that required approvals of the transaction from the stockholders of RXO or from regulators are not obtained; litigation or regulatory action relating to the transaction; the risk that the proposed transaction may not be completed on the anticipated terms, in a timely manner or at all; uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed transaction; risks that the proposed transaction disrupts the current plans or operations of C.H. Robinson or RXO; the effect of the announcement of the proposed transaction on the ability of C.H. Robinson or RXO to retain and hire key personnel; competitive responses to the proposed transaction; unexpected costs, charges or expenses resulting from the transaction; the risk that C.H. Robinson is unable to obtain the anticipated debt financing in connection with the proposed transaction on the anticipated timing or terms, or at all; potential adverse effects on the market price of RXO’s and/or C.H. Robinson’s common stock, credit ratings, or operating results; fluctuations in the market value of the merger consideration, which may vary from its value as of the date of the Merger Agreement or the date of this communication, as a result of changes in the market price of C.H. Robinson common stock; potential adverse reactions or changes to relationships with employees, customers, suppliers, distributors and other business partners resulting from the announcement, pendency or completion of the proposed transaction; restrictions during the pendency of the proposed transaction on RXO’s ability to pursue certain business opportunities or strategic transactions; the potential acquisition being more expensive to complete than anticipated, including as a result of unexpected factors or events, significant transaction costs or unknown liabilities; the combined company’s ability to achieve the synergies expected from the proposed transaction, as well as delays, challenges and expenses associated with integrating the combined company’s existing businesses or realizing the anticipated benefits of the proposed transaction; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the industries in which C.H. Robinson and RXO operate, as well as new product and marketing initiatives by C.H. Robinson’s and RXO’s competitors; risks associated with cyber-attacks, information security and data privacy; diversion of management’s time and attention from C.H. Robinson’s and RXO’s ongoing business operations due to the proposed transaction; disruptions resulting from key management changes; unknown liabilities and uncertainties regarding general economic, market sector, competitive, legal, regulatory, tax and geopolitical conditions; and legislative, regulatory, economic, competitive or technological developments. Other factors that might cause such a difference include those discussed in C.H. Robinson’s and RXO’s filings with the SEC, which include their Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the registration statement on Form S-4 (including the proxy statement/prospectus) to be filed in connection with the proposed transaction. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in C.H. Robinson’s and RXO’s Annual Reports on Form 10-K and in other filings. Forward-looking statements should not be relied on as predictions of future events, and these statements are not guarantees of performance or results. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by applicable law, C.H. Robinson and RXO undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, C.H. Robinson intends to file with the SEC a registration statement on Form S-4 that will include a preliminary proxy statement of RXO that also constitutes a preliminary prospectus of C.H. Robinson. C.H. Robinson and RXO also each plan to file other relevant documents with the SEC regarding the proposed transaction. After the registration statement is declared effective, the definitive proxy statement/prospectus will be mailed to stockholders of RXO. This communication is not a substitute for the registration statement, the proxy statement/prospectus or any other document that C.H. Robinson or RXO may file with the SEC in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of these documents (if and when available), and other documents containing important information about C.H. Robinson and RXO, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by C.H. Robinson will be available free of charge on C.H. Robinson’s website at investor.chrobinson.com. Copies of the documents filed with the SEC by RXO will be available free of charge on RXO’s website at investors.rxo.com.

Participants in the Solicitation

RXO, C.H. Robinson and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from RXO’s stockholders in respect of the proposed transaction. Information about the directors and executive officers of C.H. Robinson, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) C.H. Robinson’s proxy statement for its 2026 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2026, including under the sections captioned “Proposal 1: Election of Directors,” “Compensation of Directors,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Security Ownership of Certain Beneficial Owners and Management,” and “Related Party Transactions,” (ii) C.H. Robinson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 13, 2026, including under the section captioned “Information about our Executive Officers” in Part I, Item 1, and (iii) Item 5.02 of C.H. Robinson’s Current Report on Form 8-K filed with the SEC on June 2, 2026. Information about the directors and executive officers of RXO, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in (i) RXO’s proxy statement for its 2026 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2026, including under the sections captioned “Proposal 1: Election of Directors,” “Director Compensation,” “Certain Relationships and Related Party Transactions,” “Security Ownership of Certain Beneficial Owners and Management,” and “Compensation Discussion and Analysis,” and (ii) RXO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 9, 2026, including under the section captioned “Information about our Executive Officers” in Part I, Item 1.

To the extent holdings of RXO’s securities by its directors or executive officers have changed since the applicable “as of” date described in its 2026 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership on Form 5 filed with the SEC, including (i) the Form 4s filed by Mr. Wilkerson on May 4, 2026 and May 19, 2026; (ii) the Form 4 filed by Mr. Morris on May 18, 2026; and (iii) the Form 4 filed by Mr. Firestone on August 25, 2026.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors and stockholders should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from C.H. Robinson and RXO using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of October 4, 2026, by and among C.H. Robinson Worldwide, Inc., RXO, Inc., Rover Merger Sub Inc. and Viking Logistics LLC.
10.1	Voting and Support Agreement, dated as of October 4, 2026, by and between C.H. Robinson Worldwide, Inc. and MFN Partners, LP.
99.1	Press Release, dated October 5, 2026, jointly issued by RXO, Inc. and C.H. Robinson Worldwide, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2026	RXO, INC.

	By:	/s/ Jeffrey D. Firestone
Jeffrey D. Firestone
Chief Legal Officer and Corporate Secretary